UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_______________________

                                    Date of Report
                    (Date of earliest
                    event reported):          January 26, 2007

              Regal-Beloit Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	1-7283	39-0875718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

          200 State Street, Beloit, Wisconsin 53511-6254
(Address of principal executive offices, including Zip code)

  (608) 364-8800
(Registrant’s telephone number)

  Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2007, the Board of Directors of Regal-Beloit Corporation (the “Company”) appointed Mark J. Gliebe, the Company’s President and Chief Operating Officer, as a director of the Company with an initial term expiring at the time of the 2007 annual meeting of shareholders. Mr. Gliebe was appointed to fill the vacancy on the Board of Directors that resulted from the retirement of James L. Packard, who retired as a director and executive officer of the Company on December 31, 2006.

Mr. Gliebe has not been, and is not expected to be, named to any committees of the Board of Directors. There are no arrangements or understandings pursuant to which Mr. Gliebe was selected as a director, and there are no transactions between the Company and Mr. Gliebe required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the news release the Company issued on January 30, 2007 announcing the appointment of Mr. Gliebe is attached hereto as Exhibit 99.1.

On January 29, 2007, the Company entered into Key Executive Employment and Severance Agreements with each of Mark J. Gliebe, the Company’s President and Chief Operating Officer, and David A. Barta, the Company’s Vice President and Chief Financial Officer. The form of agreement with Messrs. Gliebe and Barta is identical to the agreement currently in place between the Company and Henry W. Knueppel, the Company’s Chairman and Chief Executive Officer. The agreements do not affect the executives’ employment with the Company until there is a “change in control” of the Company (as defined in the agreements). The agreements provide for the continued employment of the executives for a period of three years following a change in control of the Company generally with the same duties, responsibilities, compensation and benefits that existed prior to the change in control. Each agreement also provides that the executive will be entitled to severance benefits if within three years after a change in control of the Company: (1) the executive is terminated other than for “cause” or (2) the executive terminates his employment with “good reason,” in each case as such terms are defined in the agreement. If, after a change in control of the Company, the executive’s employment is terminated for cause, or as a consequence of his death or disability, then the Company’s obligations under the agreement are not triggered with respect to future benefits. The severance payment required under the terms of the agreement is a cash payment equal to three times the executive’s annual base salary then in effect, plus three times the sum of the amount of the higher of the executive’s current year target bonus under the Company’s Shareholder Value Added (SVA) plan or the previous year’s actual earned bonus under the SVA plan and the value of all fringe benefits. The agreements also contain a gross-up provision that provides for additional payments to the executives to compensate them for any excise taxes on severance payments that may be imposed on the executives under the Internal Revenue Code.

A copy of the form of Key Executive Employment and Severance Agreement between the Company and each of Messrs. Gliebe and Barta is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(a)	Not Applicable
(b)	Not Applicable
(c)	Not Applicable
(d)	Exhibits. The following exhibits are filed herewith:

10.1	Form of Key Executive Employment and Severance Agreement between Regal-Beloit Corporation and each of Mark J. Gliebe and David A. Barta.

99.1	News Release of Regal-Beloit Corporation, dated January 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL-BELOIT CORPORATION

Date: January 30, 2007	By:	/s/ Paul J. Jones
Paul J. Jones
Vice President, General Counsel and Secretary

REGAL-BELOIT CORPORATION
Exhibit Index to Report on Form 8-K
Dated January 26, 2007

Exhibit Number	Exhibit Description
10.1

Form of Key Executive Employment and Severance Agreement between Regal-Beloit Corporation and each of Mark J. Gliebe and David A. Barta. [Incorporated by reference to Exhibit 10.5 to Regal-Beloit Corporation’s Annual Report on Form 10-K for the year ended December 31, 2002 (File No. 001-07283)]

99.1	News Release of Regal-Beloit Corporation, dated January 30, 2007.